EXHIBIT 2.1



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                          AGREEMENT AND PLAN OF MERGER




                                  by and among



                            REQUESTAMERICA.COM, INC.,
                            a California corporation



                              WORLDBID CORPORATION,
                              a Nevada corporation



                                       and



                       WORLDBID (ACQUISITION) CORPORATION,
                              a Nevada corporation







                          Dated as of February 2, 2001





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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 2, 2001, by and among Worldbid Corporation, a Nevada corporation ("Parent"), Worldbid (Acquisition) Corporation, a Nevada corporation and the wholly-owned subsidiary of Parent ("Sub"), and RequestAmerica.com, Inc., a California corporation (the "Company"). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 8.

                                    RECITALS

     A. The Boards of Directors of each of Parent, Sub and the Company have determined that it is in the best interests of Parent, Sub and the Company (as applicable) and their respective shareholders that Parent acquire the Company through the merger of the Company with and into Sub (the "Merger") and, in furtherance thereof, have approved the Merger, this Agreement and the transactions contemplated hereby.

     B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) all of the shares of capital stock of the Company which are issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive shares of common stock, $0.001 par value per share, of Parent ("Parent Common Stock"), and (ii) all Company Options then outstanding will be converted into options exercisable for shares of Parent Common Stock, on the terms and subject to the conditions set forth herein.

     C. A portion of the shares of Parent Common Stock otherwise issuable or reserved for issuance by Parent in connection with the Merger shall be subject to future payment as set forth in Section 1.7 of this Agreement.

     D. The Company, Sub and Parent desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1
                                   THE MERGER

     1.1  The Merger.

          (a) At the Effective Time and upon the terms and subject to the conditions of this Agreement and the applicable provisions of the California Code and Nevada Law, the Sub shall be merged with and into the Company, the separate corporate existence of the Sub shall cease, and the Company shall continue as the surviving corporation ("Surviving Corporation").



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          (b) The parties intend to adopt this Agreement as a tax-deferred  plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A)of the IRC by virtue of the provisions of
     Section  368(a)(2)(E)  of  the  IRC.  However,   Parent  and  Sub  make  no
     representations or warranty to the Company or to any Company Shareholder or other holder of Company securities regarding the tax treatment of the Merger, whether the Merger will qualify as a tax-deferred plan of reorganization under the IRC, or any of the tax consequences to any Company Shareholder or such holder of this Agreement, the Merger or any of the other transactions or agreements contemplated hereby, and the Company and Company Shareholders acknowledge that the Company and Company Shareholders are relying solely on their own tax advisors in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement.

     1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to
Section 6.1, the closing of the Merger (the "Closing") will take place upon satisfaction or waiver of the conditions set forth in Article 5 at the offices of Brobeck, Phleger & Harrison LLP, 38 Technology Drive, Irvine, California 92618, unless another place or time is agreed to by Sub and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument), in substantially the form attached hereto as Appendix 1.2 (the "Certificate of Merger"), with the Secretary of State of the State of California, in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of the State of California of such filing or such later time as may be agreed to by the parties and set forth in the Certificate of Merger being referred to herein as the "Effective Time").

     1.3 Effect of the Merger on Constituent Corporations. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the California Code and Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     1.4 Articles of Incorporation and By-Laws of Surviving Corporation.

          (a) At the Effective Time, the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation and by-laws of the Surviving Corporation.

          (b) The by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by such by-laws, the articles of incorporation and applicable law.

     1.5 Directors and Officers of Surviving Corporation. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation,



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each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the by-laws of the Surviving Corporation.

     1.6 Shares of Parent Common Stock to be Issued; Effect on Outstanding Securities of the Company. On the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holder of any shares of Company Common Stock or Company Options, the following shall occur:

          (a) Number of Shares of Parent Common Stock. The Company Shareholders and holders of Company Options shall receive an interest in an aggregate of Seven Hundred Fifty Thousand (750,000) shares of Parent Common Stock (less the product of the Exchange Ratio multiplied by (i) any shares of Company Common Stock to be cancelled pursuant to Section 1.6(c) and (ii) shares, if any, held by Persons exercising dissenters rights in accordance with
     Section 1.10) in accordance with this Section 1.6. No shares of Parent Common Stock shall be issued to holders of Company Options, but rather, all such Company Options shall be assumed by Parent in the manner set forth in
     Section 1.6(d) below. Notwithstanding the foregoing, the aggregate number of shares of Parent Common Stock issued in exchange for Company Common Stock pursuant to this Section 1.6 (not including the Earn-Out Payment) and the conversion of Company Options shall not exceed 750,000 shares.

          (b) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 1.6(c) and shares, if any, held by Persons exercising dissenters rights in accordance with Section 1.10) shall be converted and exchanged, without any action on the part of the holders thereof, into 0.0456093 shares of Parent Common Stock (the "Exchange Ratio").

          (c) Cancellation of Company Stock. Each share of Company Common Stock owned by Parent, Sub or the Company immediately prior to the Effective Time shall be automatically canceled and extinguished without any conversion thereof and without any further action on the part of Parent, Sub or the Company.

          (d) Company Stock Plan. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's 2000 Stock Option/Stock Issuance Plan (the "Company Stock Plan"), whether vested or unvested ("Company Options"), shall be assumed by Parent, with such changes as Parent may deem reasonably necessary, in connection with the Merger. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Company Option immediately prior to the Effective Time (including, but not limited to, any repurchase rights or vesting provisions), provided that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were



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

     issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole number of shares of Parent Common Stock); (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option, shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio (rounded up to the nearest whole cent); and (C) the Company Stock Plan shall be amended as may be requested by Parent. It is the intention of the parties that the Company Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code to the same extent the Company Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 1.6(d) shall be applied consistent with this intent.

          (e) Registration on Form S-8. No later than twelve (12) months after the Effective Time, Parent shall prepare and file with the SEC registration statements on Form S-8 (or any successor or other appropriate form) registering a number of shares of Parent Common Stock into which any outstanding options issued under the Option Plan are convertible or exercisable and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as any such options remain outstanding.

          (f) No Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of this Section 1.6, but in lieu thereof each holder thereof who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Closing Price on the Closing Date.

          (g) Capital Stock of Sub. At the Effective Time, each share of common stock of Sub, par value $0.0001 per share ("Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each stock certificate of Merger Sub evidencing ownership of Merger Sub Common Stock shall evidence ownership of such shares of Surviving Corporation Common Stock.

     1.7 Earn-Out.

          (a) If the Earn-Out Criteria, as set forth in Appendix 1.7, have been satisfied on or prior to the second anniversary of the date of this Agreement, at such time, Parent shall issue to those Company Shareholders, set forth on Schedule 1.7 attached hereto, who were non-dissenting shareholders as of the Effective Time, Parent Common Stock equal to the total number of shares issuable pursuant to Section



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

     1.6(a), less the Indemnification Hold Back, if any, pursuant to the terms set forth in Section 7.1 (representing 750,000 shares of Parent Common Stock, less the product of the Exchange Ratio multiplied by (i) any shares of Company Common Stock to be cancelled pursuant to Section 1.6(c) and (ii) shares represented by Persons that received dissenters rights payments, if any, in accordance with Section 1.10) and Parent shall pay cash in lieu of fractional shares in accordance with Section 1.7(c) below (collectively, the "Earn-Out Payment"). The Earn-Out Payment shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, reclassification, recapitalization or other like change with respect to Parent Common Stock. Because all Company Options shall be assumed by Parent in accordance with Section 1.6(d) above, no Earn-Out Payment shall be made to holders of Company Options.

          (b) Notwithstanding anything contained herein to contrary, in the event that Parent effects a Corporate Transaction, then on the later of (i) twelve months after the Effective Date or (ii) the consummation of the Corporate Transaction, each former Company Shareholder entitled to an Earn-Out Payment shall be paid the Earn-Out Payment as calculated in accordance with Section 1.7(a) regardless of whether any portion of the Earn-Out Criteria has been satisfied.

          (c) No Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of this Section 1.7, but in lieu thereof each holder thereof who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Average Price.

     1.8 Reservation of Shares. Parent will reserve sufficient shares of Parent Common Stock for issuance pursuant to Sections 1.6(d) and 1.7.

     1.9 Adjustments to Exchange Ratio. The Exchange Ratio shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, reclassification, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock, the effective date of which occurs after the date hereof and prior to the Effective Time.

     1.10 Dissenting Shares.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with the California Code and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive Parent Common Stock pursuant to Sections 1.6 and 1.7, but the



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     holder  thereof shall only be entitled to such rights as are granted by the
     California Code.

          (b) Notwithstanding the provisions of Section 1.10(a), if any holder of shares of Company Common Stock who demands appraisal of such shares under the California Code shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of (i) the Effective Time or (ii) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock as provided in Sections 1.6 and 1.7, without interest thereon, upon surrender to the Company of the certificate representing such shares in accordance with Section 1.11.

          (c) The Company shall give Parent (i) prompt notice of its receipt of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments relating to the Merger received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the California Code. The Company shall not, except with the prior written consent of Parent or as may be required under applicable law, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock or offer to settle or settle any such demands.

     1.11 Exchange Procedures.

          (a) On the Closing Date, Parent or its agent shall deliver the aggregate number of shares of Parent Common Stock issuable in exchange for outstanding shares of Company Common Stock and cash in an amount sufficient to permit the payment of cash in lieu of fractional shares pursuant to
     Section 1.6(f).

          (b) Exchange Procedures. At the Closing, each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and which shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, shall deliver the Certificates to Parent. Upon surrender of a Certificate for cancellation and a stock power endorsed in blank with respect to the shares held pursuant to Article 7, Parent shall deliver to the holder of such Certificate in exchange therefor a certificate representing the number of whole shares of Parent Common Stock, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall be canceled. Until surrendered, each outstanding Certificate will be deemed, from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted.

          (c) Distributions With Respect to Unexchanged Shares of Company Common Stock. No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with



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     respect to the shares of Parent Common Stock represented  thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.11(c)) with respect to such whole shares of Parent Common Stock.

     1.12 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

     1.13 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, Parent or its agent shall cause certificates to be issued representing such shares of Parent Common Stock in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof.

     1.14 Exemption From Registration. The shares of Parent Common Stock to be issued pursuant to Sections 1.6 and 1.7 in connection with the Merger will be issued in a transaction exempt from registration provided under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     1.15 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized to take, and will use their reasonable efforts to take, all such lawful and necessary action.

                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed with respect to specific numbered and lettered sections and subsections of this Article 2 in the disclosure schedule (the "Company Disclosure Schedule") delivered herewith and dated as of the date hereof, and numbered with corresponding numbered and lettered sections and subsections, as follows:

     2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of



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California.  The Company is duly  qualified to transact  business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     2.2 Capitalization and Voting Rights. The authorized capital of the Company consists of:

          (a) Common Stock. One Hundred Million (100,000,000) shares of common stock, no par value, of which 15,387,500 shares are issued and outstanding.

          (b) The outstanding shares of Company Common Stock are owned by the shareholders and in the numbers specified in Appendix 2.2(b) hereto.

          (c) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          (d) Except for currently outstanding options to purchase 1,056,500 shares of Company Common Stock granted to employees, directors, consultants and advisers pursuant to the Company Stock Plan, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          (e) Parent's assumption of the Company Options pursuant to Section 1.6(d) hereof meets all of the requirements under the provisions of the Company Stock Plan and any agreements thereunder.

          (f) All securities of the Company (including, without limitation, the Company Common Stock and Company Options) heretofore issued and sold by the Company were issued and sold in compliance with all applicable federal and state securities laws.

     2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

     2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder has been taken or will be taken prior to the Closing. The Board of Directors of the Company has (i) unanimously approved this Agreement and the Merger, (ii) determined that in its opinion the Merger is in the best interests of the Company Shareholders and is on terms that are fair to such shareholders and (iii) recommended that the Company Shareholders approve this Agreement and the Merger. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by



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

applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the Articles of Incorporation or Bylaws of the Company, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets.

     2.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filings as are required pursuant to applicable federal and state securities laws and blue sky laws.

     2.6 Litigation. There is no action, suit, proceeding or investigation pending, or to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into such agreement or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse change in the business, assets or condition of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

     2.7 Intellectual Property.

          (a) Section 2.7A of the Company Disclosure Schedule sets forth a true and complete list of all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights necessary for its business (collectively, the "Intellectual Property") and a description of all trade secrets, including know-how, concepts, computer programs and other technical data, other than licenses arising from the purchase of "off the shelf" or other standard products necessary for the Company's business (the "Proprietary Information"). Any intellectual property interests and rights of any other Person in the Intellectual Property and Proprietary Information, or any portions thereof, have been identified in Section 2.7B of the Company Disclosure Schedule.
     Except as identified in Section 2.7B of the Company Disclosure Schedule, the Company owns or has the right to use, without payment to any other Person, all Intellectual Property and Proprietary Information, or portions thereof, free and clear of all Liens. The Company has no notice or knowledge of any objection or claim being asserted by any Person with respect to the ownership, validity, enforceability or use of any such
     Intellectual Property or Proprietary Information or challenging or questioning the validity or effectiveness of any license relating thereto. The conduct of the Company's business, as presently conducted and to the Company's knowledge, as proposed to be conducted, does not violate, conflict or infringe any contract, license, patent, copyright, trademark, trade secret, or other intellectual property rights, or privacy, publicity or similar rights of any other Person. There are no unresolved conflicts with, or pending claims of, any other Person, whether in litigation or otherwise, involving the Intellectual Property or the Proprietary Information, and there are no Liens or rights of any other Person, including moral rights, which would prevent the Company from fulfilling its obligations under this Agreement. No activity or lack of activity of any employee, consultant, or contractor of the Company has directly or indirectly resulted in any unauthorized disclosure or unauthorized use of the Intellectual Property or the Proprietary Information. The Company is not aware of any independently developed trade secrets or technical information similar or identical to, nor of any misappropriation of, its Intellectual Property or Proprietary Information.

          (b) Except as disclosed in Section 2.7C of the Company Disclosure Schedule, the Company has not granted to any other person any options, rights, licenses, or interests of any kind relating to the Intellectual Property and Proprietary Information, or any portions thereof. Section 2.7C of the Company Disclosure Schedule sets forth a true and complete list of all such options, rights, licenses or interests.

     2.8 Compliance with Other Instruments. The Company is not in violation in any material respect of any provision of its Articles of Incorporation or Bylaws nor, to its knowledge, in any material respect of any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

     2.9 Agreements; Action.

          (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

          (b) Section 2.9(b) of the Company Disclosure Schedule sets forth a true and complete list of all agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company, in excess of $25,000, other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, other than licenses arising from the purchase of "off the shelf" or other standard products, and (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services.

          (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

     2.10 Financial Statements. The Company has delivered to Parent its unaudited financial statements (balance sheet and statement of operations, statement of shareholders' equity and statement of cash flows, including notes thereto) at December 31, 1999 and December 31, 2000 and for the fiscal years then ended (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2000 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     2.11 Changes. Since December 31, 2000 there has not been:

          (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company;

          (c) any waiver by the Company of a valuable right or of a material debt owed to it;

          (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company;

          (e) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

          (f) any material change in any compensation arrangement or agreement with any employee; or

          (g) any agreement or commitment by the Company to do any of the things described in this Section 2.11.

     2.12 Tax Matters.

          (a) The Company has timely filed all Tax Returns required to be filed and has paid all Taxes due and payable as of the date of this Agreement (whether or not shown as due on such returns), including, without limitation, all Taxes which the Company is obligated to withhold for amounts paid or owing to employees, creditors and third parties. All Tax Returns filed by the Company were complete and correct in all material respects, and such Tax Returns correctly reflected the material facts regarding the income, business assets, operations, activities, status and other matters of the Company and any other information required to be shown thereon. None of the Tax Returns filed by the Company or Taxes payable by the Company has been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency, or assessment is currently pending or, to the knowledge of the Company, threatened. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return, and the Company has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes affecting the Company, as of the date hereof, are set forth in the Financial Statements or in Section 2.12(a) of the Company Disclosure Schedule. The Company has substantial authority for the treatment of all positions taken on its Tax Returns, and none of the Tax Returns filed by the Company contains a disclosure statement under former Section 6661 of the IRC or Section 6662 of the IRC (or any similar provision of state, local or foreign Tax law). The Company is not subject to any private letter ruling of the Internal Revenue Service or comparable rulings of any other Taxing Authority.

          (b) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of
     Section 280G of the IRC (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the IRC) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the IRC. The Company has not agreed to make any adjustment under
     Section 481(a) of the IRC (or any corresponding provision of state, local or foreign Tax law) by reason of a change in accounting method or otherwise, and will not be required to make such an adjustment as a result of the transactions contemplated by this Agreement. The Company is not, and has not been, a U.S. real property holding company (as defined in Section 897(c)(2) of the IRC) during the applicable period specified in Section 897(c)(1)(A)(ii) of the IRC.

          (c) No claim has ever been made by a Tax Authority in a jurisdiction where the Company does not file Tax Returns in which it is or may be subject to Tax in that jurisdiction. The Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. The Company has not filed a consent pursuant to Section 341(f) of the IRC relating to collapsible corporations.

          (d) The Company is not a party to any Tax sharing agreement or similar arrangement. The Company has never been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), and the Company has no liability for the Taxes of any person (other than the Company) under Treasury Regulation
     Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise. The Company does not have any net operating losses or other tax attributes presently subject to limitation under Sections 382, 383 or 384 of the IRC, or the federal consolidated return regulations (other than limitations imposed as a result of the transactions contemplated pursuant to this Agreement).

          (e) There are no liens for Taxes upon any of the assets of the Company, other than for ad valorem Taxes not yet due and payable. The unpaid Taxes of the Company do not exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Financial Statements, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns. The Company will not incur any liability for Taxes from the date of Financial Statements through the Closing Date other than in the ordinary course of business and consistent with past practice.

          (f) Section 2.12(f) of the Company Disclosure Schedule contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Company.

          (g) The Company has not been either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the IRC) in any distribution of stock qualifying for tax-free treatment under the IRC.

     2.13 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     2.14 Irrevocable Proxies. Holders of more than fifty-one percent (51%) of the shares of each class of Company capital stock issued and outstanding have delivered to Parent, concurrently with the execution of this Agreement, an irrevocable proxy ("Irrevocable Proxy") to vote all shares held by such shareholders in favor of the Merger.

     2.15 Corporate Documents; Minute Books. The Articles of Incorporation and Bylaws of the Company and the copies of share certificates, transfer books and the minute books of the Company in the form previously provided to Parent and its representatives are complete and correct. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the board of directors and committees of the board of directors of the Company, and no meeting of any such shareholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

     2.16 Title to Property and Assets. Section 2.16 of the Company Disclosure Schedule sets forth a true and complete list of all property and assets of the Company necessary for its business. Except as set forth on Section 2.16 of the Company Disclosure Schedule, the property and assets of the Company are owned by the Company free and clear of all mortgages, liens, loans and encumbrances, except (i) as reflected in the Financial Statements, (ii) for statutory liens for the payment of current taxes that are not yet delinquent, and (iii) for liens, encumbrances and security interests that arise in the ordinary course of business and minor defects in title, none of which, individually or in the aggregate, materially impair the Company's ownership or use of such property or assets. All the tangible personal property owned by the Company is in all material respects in good operating condition and repair, ordinary wear and tear excepted. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses
(i) through (iii) above.

     2.17 Real Property. Section 2.17 of the Company Disclosure Schedule sets forth a complete list of all real property and interests in real property leased by the Company. The Company does not own any interests in real property in fee. The Company has a good and valid leasehold interest in all real property and interests in real property shown in Section 2.17 of the Company Disclosure Schedule to be leased by it, in each case free and clear of all Liens except Permitted Liens. Except as disclosed in Section 2.17 of the Company Disclosure Schedule, the Company has never owned, leased or used, or controlled any other Person which has owned, leased or used, any real property or interests in real property, other than as now owned, leased or used by the Company.

     2.18 Certain Employee Matters.

          (a) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any employee of or independent contractor to the Company. To the knowledge of the Company, no officer, director or other employee of the Company is a party to or bound by any contract (including licenses, covenants or agreements of any nature) or other commitment or obligation, or subject to any judgment, decree or order of any governmental authority, that may interfere with the use of such director's, officer's or other employee's best efforts to promote the interests of the Company, conflict with the business of the Company (as now conducted or as proposed to be conducted) or have a material adverse effect on the Company or its business. To the knowledge of the Company, no activity of any employee of the Company as or while an employee of the Company has caused a violation of any employment contract, confidentiality agreement, patent disclosure agreement or other contract or agreement by which any such employee is bound. To the knowledge of the Company, the conduct of the business of the Company as presently conducted, or as proposed to be conducted, will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employees are now obligated, except for any conflict, breach or default which would not have a material adverse effect on the Company.

          (b) Except as disclosed in Section 2.18(b) of the Company Disclosure Schedule, all current and former members of management and key personnel (including all employees involved in the development of Intellectual Property and Proprietary Information) of and consultants to the Company have executed and delivered to the Company a proprietary right and confidential information agreement in the form previously provided to Parent or its counsel. No employee, agent, consultant or contractor associated with any of the members of management or key personnel of the Company who has contributed to or participated in the conception and development of Intellectual Property and Proprietary Information or other proprietary rights of the Company has asserted or threatened any claim against the Company, including any claim of moral rights, in connection with such Person's involvement in the conception and development of the Intellectual Property and Proprietary Information or other proprietary rights of the Company and no such Person has a reasonable basis for any such claim.

          (c) Neither the Company nor, to the Company's knowledge, any of its officers or employees have any patents or copyrights issued or applications pending for any device, process, design or invention of any kind now used or needed by the Company in the furtherance of its business operations as presently conducted or as proposed to be conducted, which patents, copyrights or applications have not been assigned to the Company with such assignment duly recorded in the United States Patent and Trademark Office or with the United States Department of Commerce, Library of Congress, as the case may be.

          (d) Since the date of its incorporation, the Company has not experienced any labor disputes, union organization attempts or work stoppage due to labor disagreements. The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, occupational safety and health standards, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice or any other unlawful practice that may give rise to a claim. There is no unfair labor practice charge or complaint against the Company pending or threatened before the National Labor Relations Board or any comparable state agency or authority. There is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting the Company. No question concerning representation has been raised or is threatened respecting the employees of the Company. No grievance which might have a material adverse effect on the Company, nor any arbitration proceeding arising out of collective bargaining agreements, is pending or threatened against the Company.

          (e) The Company has properly classified all non-employee Persons providing services to the Company, including all consultants, independent contractors, or other persons that have or are performing services on behalf of the Company. The Company is in compliance in all material respects with all applicable equal employment opportunity laws, ordinances, regulations, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, social security and similar taxes and occupation safety and health and other applicable rules (the "Employment Regulations") and is not engaged in any practice that may give rise to a claim under the Employment Regulations. Other than as set forth in Section 2.18(d) of the Company Disclosure Schedule, the Company (i) is not aware of any facts or circumstances, which could form the basis for assertion of a claim or liability, in each case, regarding non-compliance with Equal Opportunity Discrimination laws, ordinances, regulations and other applicable rules, and (ii) has not received notice of any discrimination claim or affirmative action claim.

     2.19 Benefit Plans.

          (a) The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"). All employee benefits other than stock options are provided through Administaff Companies, Inc. pursuant to the Administaff Contract.

          (b) No facts or circumstances exist, no actions have been taken or omitted to be taken, nothing has occurred, and nothing will occur as a result of the execution of this Agreement or the consummation of the transactions contemplated herein, such that the Company could be, or is, subject (directly or indirectly, such as through an indemnification, guarantee or similar agreement or obligation) to any liability for any claims, judgments, damages, penalties, taxes (including excise taxes), assessments or similar items with respect to (i) any Benefit Plan currently or formerly maintained by the Company or (ii) any Benefit Plan to which the Company has contributed or has been obligated to contribute (other than liability for benefit payments incurred in the normal operations of any such Benefit Plan for periods preceding and through the Closing Date).

          (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company under any Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     2.20 Environmental and Safety Matters.

          (a) The Company is not in violation of any Environmental Law relating to the properties or facilities of the Company at which any part of the
     Company's business is conducted, except where the violation would not reasonably be expected to have a material adverse effect on the Company or its business. The Company has not used, generated, manufactured or stored on or under any part of its properties or facilities at which any part of the Company's business is conducted, or transported to or from any part thereof, any Hazardous Materials in violation of any applicable Environmental Laws, except where the violation would not reasonably be expected to have a material adverse effect on the Company or its business. To the knowledge of the Company, there has not been any presence, disposal, or release by the Company of any Hazardous Materials on, from or under any part of the Company's properties or facilities at which any part of the Company's business is conducted. No civil, criminal or administrative action, proceeding or investigation is pending against the Company, or to the Company's knowledge, threatened against the Company, and the Company is not aware of any facts or circumstances which could form the basis for assertion of a claim or liability, in each case, regarding non-compliance with Environmental Laws relating to the Company's business.

          (b) The Company is not in violation of any applicable statute, law or regulation relating to the occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     2.21 Brokers' or Finders' Fees. No agent, broker, investment banker or other person or firm acting on behalf of the Company or any of its directors or executive officers, or under the authority of any of them will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from the Company in connection with any of the transactions contemplated hereby.

     2.22 No Bankruptcy, etc. There has not been filed any petition or application, or any proceedings commenced which have not been discharged, by or against the Company or any of its assets under any law, domestic or foreign, relating to bankruptcy, reorganization, compromise arrangements, insolvency, readjustment of debt or creditors rights, and no assignment or proposal for the benefit of creditors has been made by the Company.

     2.23 Disclosure. The Company has not failed to disclose to Parent any facts which would have a material adverse effect on the Company or its business. No representation or warranty of the Company contained in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided by this Agreement.

                                   ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF Parent AND SUB

     Parent and Sub hereby represent and warrant to the Company, subject to such exceptions as are specifically disclosed with respect to specific numbered and lettered sections and subsections of this Article 3 in the disclosure schedule (the "Parent Disclosure Schedule") delivered herewith and dated as of the date hereof, and numbered with corresponding numbered and lettered sections and subsections, as follows:

     3.1 Organization and Qualification. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of Parent and Sub is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     3.2 Capitalization and Voting Rights. The authorized capital of Parent consists of:

          (a) 100,000,000 shares of Parent Common Stock, $0.001 par value per share, of which 15,800,000 shares are issued and outstanding. 1,000,000 shares of preferred stock, $0.0001 par value per share, of which no shares are issued and outstanding.

          (b) The outstanding shares of Parent Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          (c) Schedule 3.2(c) sets forth the currently outstanding options, warrants and other rights exercisable to purchase an aggregate of 5,560,000 shares of Parent Common Stock, including 1,710,000 shares granted to employees pursuant to Parent's employee stock option plan (the "Parent
     Option Plan"). Except as set forth on Schedule 3.2(c), there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Parent or Sub of any shares of their respective capital stock. In addition to the aforementioned options, Parent has reserved an additional 547,500 shares of Parent Common Stock for purchase upon exercise of options to be granted in the future under the Parent Option Plan. Except as set forth on Schedule 3.2(c), neither Parent nor Sub is a party to or subject to any agreement or understanding, and, to Parent's and Sub's knowledge, there is no agreement or understanding between any Persons which affects or relates to the voting or giving of written consents with respect to any security or by a director of Parent or Sub.

     3.3 Authorization. All corporate action on the part of Parent and Sub and their respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations hereunder has been taken or will be taken prior to the Closing. This Agreement constitutes the valid and legally binding obligation of Parent and Sub, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by Parent and Sub does not, and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the Articles of Incorporation or Bylaws of Parent or Sub, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Sub or any of their respective properties or assets.

     3.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Parent or Sub is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filings as are required pursuant to applicable federal and state securities laws and blue sky laws.

     3.5 Litigation. There is no action, suit, proceeding or investigation pending, or to Parent's or Sub's knowledge, currently threatened against either Parent or Sub that questions the validity of this Agreement or the right of either Parent or Sub to enter into such agreement or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse change in the business, assets or condition of either Parent or Sub, financially or otherwise, or any change in the current equity ownership of Parent or Sub. Neither Parent nor Sub is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by either Parent or Sub currently pending or that either Parent or Sub intends to initiate.

     3.6 Issuance of Parent Common Stock. The shares of Parent Common Stock to be issued pursuant to the Merger, when issued in compliance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with applicable federal and state securities laws.

     3.7 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of Parent's or Sub's charter, bylaws or other governing document, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of Parent or Sub or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to Parent or Sub, their respective business or operations or any of their respective assets or properties.

     3.8 Brokers' or Finders' Fees. No agent, broker, investment banker or other person or firm acting on behalf of Parent, Sub or any of their respective directors or executive officers, or under the authority of any of them will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from Parent or Sub in connection with any of the transactions contemplated hereby.

     3.9 Disclosure. Neither Parent nor Sub has failed to disclose to the Company any facts, which would have a material adverse effect on Parent, Sub, the Surviving Corporation or any of their respective business. No representation or warranty of Parent or Sub contained in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided by this Agreement.

                                   ARTICLE 4
                              ADDITIONAL AGREEMENTS

     4.1 Registration Exemption and Resale. The parties hereto acknowledge and agree that: (i) as a condition to effecting the issuance of Parent Common Stock hereunder, Parent shall be entitled to obtain from each Company Shareholder a Shareholder Certificate in the form attached hereto as Appendix 4.1 (or such other form as shall be reasonably satisfactory to Parent) (the "Shareholder Certificate") and that Parent will be relying upon the representations made by each Company Shareholder in the applicable Shareholder Certificate in connection with the issuance of Parent Common Stock to such shareholder, (ii) the shares of Parent Common Stock issued pursuant to Sections 1.6 and 1.7 will not be registered under the Securities Act and will constitute "restricted securities" within the meaning of the Securities Act; and (iii) the certificates representing the shares of Parent Common Stock shall bear appropriate legends to identify such shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to provide notice of any applicable restrictions on transfer of such shares.

     4.2 Shareholder Approval. As soon as practicable following the execution and delivery of this Agreement, the Company shall give written notice of this Agreement and the proposed Merger to all Company Shareholders and shall use commercially reasonable efforts to take all other action necessary in accordance with the California Code and its articles of incorporation and bylaws to convene a meeting of the Company Shareholders or to secure the written consent of its shareholders ("Company Shareholder Action") before February 28, 2001. The Company shall submit this Agreement to the Company Shareholders for adoption whether or not the Company's board of directors determines at any time subsequent to declaring its advisability that this Agreement is no longer advisable and recommends that the Company Shareholders reject it. The Company shall consult with Sub regarding the date of the Company Shareholder Action and shall not postpone or adjourn (other than for the absence of a quorum) any meeting of the Company Shareholders without the consent of Sub, which consent shall not be unreasonably withheld. The Company shall use all commercially reasonable efforts required to solicit and obtain from Company Shareholders proxies or written covenants in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger. The materials submitted to the Company Shareholders in respect of the Merger shall have been subject to prior review and comment by Sub and shall include (a) information regarding the Company, the terms of the Merger and this Agreement, (b) the unanimous recommendation of the board of directors of the Company that the Company Shareholders adopt this Agreement and approve and execute such other documents as may be required to satisfy the applicable requirements of the Securities Act in connection with the issuance and sale of Parent Common Stock in the Merger and (c) the conclusion of the board of directors of the Company that the terms and conditions of the Merger are advisable, fair and reasonable to, and in the best interests of, the Company Shareholders.

     4.3 Confidentiality. Each of the parties hereto hereby agrees to keep the existence and terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, or a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality of the disclosing party or any other party with respect to such information, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources not bound by applicable confidentiality restrictions, (e) is required to be disclosed by order of court or Governmental or Regulatory Authority with subpoena powers (provided that such party shall have provided the other party with prior notice of such order and an opportunity to object or seek a protective order and take any other available action), (f) is required to be disclosed by applicable law or (g) which is disclosed in the course of any legal action or other proceeding between any of the parties hereto.

     4.4 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

     4.5 Approvals. The Company shall use commercially reasonable efforts to obtain all Approvals from Governmental or Regulatory Authorities or under any of the Contracts or other agreements as may be required in connection with the Merger (all of such Approvals are set forth in the Disclosure Schedule) so as to preserve all rights of and benefits to the Company thereunder and Sub shall provide the Company with such assistance and information as is reasonably required to obtain such Approvals.

     4.6 Observation Rights. For the initial twelve (12) month period after the date of this Agreement, the Company shall be entitled to designate one individual (the "Observer") to attend and observe any regular or special meeting of the Board of Directors of Parent. Parent shall give such Observer copies of all notices, minutes, consents and other materials that it provides to its directors. The initial Observer shall be Roy Berelowitz.

     4.7 Market Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be qualified for quotation on the NASD over-the-counter bulletin board, subject to official notice of issuance, if applicable, prior to the Closing Date. At all times, Parent shall ensure that the number of authorized but unissued shares of Parent Common Stock are sufficient to permit the exercise of the Company Options. Parent shall cause the Parent Common Stock issuable pursuant to the Company Options, at the time of such issuance, to be duly authorized, validly issued, fully-paid and non-assessable and free and clear of any lien, pledge, security interest, claim or other encumbrance.

     4.8 Administaff Contract. Parent shall use reasonable commercial efforts to assume the Administaff Contract and to maintain the Administaff Contract in full force and effect until at least the second anniversary of the date of this Agreement.

     4.9 Company Conduct of Business. Except as expressly contemplated by this Agreement, from the date of this Agreement until the earlier to occur of the Closing or the termination of this Agreement, the Company shall not cause or permit any of the following, without the prior written consent of Parent:

          (a) Charter Documents. Amend the Company's Articles of Incorporation or Bylaws;

          (b) Issuances of Securities. Issue or sell any shares of its capital stock or other securities, or issue, grant or sell any options, rights or warrants with respect thereto, or acquire any capital stock or other securities of any Person, or any equity interest in any Person or otherwise make any loan or advance to or investment in any Person;

          (c) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

          (d) Employee Plans. Increase, terminate, amend, or otherwise modify any plan for the benefit of its employees;

          (e) Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property other than pursuant to non-exclusive license arrangements in the ordinary course of business consistent with past practice;

          (f) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

          (g) Assets. Sell, lease, license or otherwise dispose of, or write-off or write-up or encumber, any of its properties or assets except in the ordinary course of business consistent with past practices or where the Company has reserved on its balance sheet for the disposition, write-off or encumbrance of such properties or assets;

          (h) Indebtedness. Other than in the ordinary course of business, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (i) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements in excess of $25,000;

          (j) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

          (k) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement in respect of Taxes, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (l) Acceleration or Modification. Accelerate the vesting or otherwise modify any options, restricted stock or other outstanding rights or other securities; and

          (m) Other. Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.9(a) through (l) above or any action which would make any of its representations or warranties contained in this Agreement materially untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

     4.10 Indemnification.

          (a) The Company shall and, from and after the Effective Time, Parent and the Surviving Corporation shall, indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of the Company (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the Indemnifying Party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or employee of the Company, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") including, without limitation, all losses, claims, damages, costs, expenses, liabilities or judgments based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the California Code to indemnify its own directors, officers and employees, as the case may be (the Company, Parent and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by the California Code). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and the Company (or them and Parent and the Surviving Corporation after the Effective Time), (ii) the Company (or after the Effective Time, Parent and the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) the Company (or after the Effective Time, Parent and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of the Company, Parent or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 4.10, upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify the Company, Parent or the Surviving Corporation (but the failure to so notify an Indemnifying Party shall not relieve such parties from any liability which they may have under this Section 4.10, except to the extent such failure prejudices such party), and shall deliver to the Company (or after the Effective Time, Parent and the Surviving Corporation) the undertaking contemplated by the California Code. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The obligations of the parties set forth in this
     Section 4.10(a) shall be in furtherance of and not in limitation of the succeeding paragraphs of this Section 4.10.

          (b) From and after the Effective Time, the Surviving Corporation and Parent will fulfill, assume and honor in all respects the obligations of the Company pursuant to the Company's Articles of Incorporation as in effect immediately prior to the Effective Time and any indemnification agreement between the Company and any of the Company's directors and officers existing and in force as of the Effective Time.

          (c) Parent and the Surviving Corporation shall, until the second anniversary of the Effective Time or such earlier date as may be mutually agreed upon by Parent, the Surviving Corporation and the applicable Indemnified Party, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by the Company as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time.

     4.11 Tax Matters.

          (a) The Company shall prepare and file all Tax Returns relating to the Company that are required to be filed on or prior to the Closing Date, and shall pay, or cause to be paid, any and all Taxes due with respect to such Tax Returns. All such Tax Returns shall be prepared in a manner consistent with prior practice, and copies of such Tax Returns shall be provided to Parent at least 30 days prior to the deadline for the filing of such Tax Returns. If the Company is permitted, but not required, under applicable Tax laws to treat the Closing Date as the last day of a Tax period, the parties shall treat the Tax period as ending on the Closing Date. With respect to any post-Closing period, the Company Shareholders shall not file or cause to be filed any Tax Return for a post-Closing period on behalf of the Company, Surviving Corporation or Parent.

          (b) Parent and the Company shall promptly notify each other in writing of any notice of any Tax audits of or assessments against the Company for any pre-Closing periods. The failure of one party to notify the other party of any such audit or assessment shall not relieve the other party of its indemnification obligations under this Agreement except to the extent any such failure actually prejudices the defense of any Tax claim.

     4.12 Additional Documents and Further Assurances. Each party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the Merger to be satisfied. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including, but not limited to, all action reasonably necessary to seek and obtain any and all consents and approvals of any Government or Regulatory Authority or Person required in connection with the Merger).

                                   ARTICLE 5
                            CONDITIONS TO THE MERGER

     5.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) No Injunctions or Regulatory Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any action taken, or any law or Order enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement that would prohibit the consummation of the Merger or which would permit consummation of the Merger only if certain divestitures were made or if Sub were to agree to limitations on its business activities or operations.

          (b) Legal Proceedings. No Governmental or Regulatory Authority shall have notified either party to this Agreement that such Governmental or Regulatory Authority intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such Governmental or Regulatory Authority shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

          (c) Shareholder Approval. The Merger shall have been approved by the requisite votes of the Company Shareholders in accordance with the California Code.

     5.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations and Warranties. Each of the representations and warranties made by Parent and Sub in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) when made and on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

          (b) Performance. Parent and Sub shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by such party at or before the Closing Date.

          (c) Corporate Officers' Certificates. Each of Parent and Sub shall have delivered to the Company a certificate, dated the Closing Date and executed by an authorized officer, substantially in the form set forth in Appendix 5.2(c) hereto.

     5.3 Additional Conditions to the Obligations of Parent and Sub. The obligations of Parent and Sub to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Sub:

          (a) Representations and Warranties. Each of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) when made and on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

          (b) Performance. The Company shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company on or before the Closing Date.

          (c) Corporate Officers' Certificates. The Company shall have delivered to Parent and Sub a certificate, dated the Closing Date and executed by an authorized officer, substantially in the form set forth in Appendix 5.3(c) hereto.

          (d) Third Party Consents. Parent and Sub shall have been furnished with evidence satisfactory to them that the Company has obtained the consents, approvals and waivers necessary for the execution of this Agreement and the consummation of the transactions contemplated hereby (except for such consents, approvals and waivers the failure of which to receive could not reasonably be expected to have a material adverse effect on the Company).

          (e) Limitation on Dissent. Holders of no more than five percent of the outstanding shares of Company Common Stock shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

          (f) Delivery of Documents. There shall have been delivered to Parent the following:

               (i) a properly executed statement by the Company satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form reasonably acceptable to Parent and any clearance certificate or similar document(s) which may be required by any governmental authority related to Taxes;

               (ii) a certificate of the Secretary or Assistant Secretary of the Company, dated the Closing Date, as to the continued existence of the Company, certifying an attached copy of the Bylaws of the Company, the authorization of the execution, delivery and performance of this Agreement, the resolutions adopted by the Board of Directors of the Company authorizing the actions to be taken by the Company under this Agreement and the approval of the Merger by the Company Shareholders;

               (iii) a certificate of the Secretary of State of the State of California, dated not more than ten (10) days prior to the Closing Date, to the effect that the Company is in good standing in the State of California and that all annual reports, if any, have been filed as required and that all fees have been paid in connection therewith; and

               (iv) the Shareholder Certificates as provided for in Section 4.1.

          (g) Approval of Parachute Payments. With respect to all payments that would constitute "excess parachute payments" (within the meaning of Section 280G of the IRC) but for the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the IRC, the Company shall have obtained the shareholder approval described in Section 280G(b)(5)(B) of the IRC so that such payments will not be nondeductible under Section 280G of the IRC and will not be subject to the tax imposed under Section 4999 of the IRC.

                                   ARTICLE 6
                       TERMINATION; AMENDMENT AND WAIVER

     6.1 Termination. Except as provided in Section 6.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a) by mutual agreement of the Company and Parent;

          (b) by Parent (provided Parent is not in material breach of this Agreement), if there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement which is material and which the Company fails to cure within five (5) business days after notice thereof is given by Parent (except that no cure period shall be provided for a breach by the Company which by its nature cannot be cured);

          (c) by the Company (provided the Company is not in material breach of this Agreement), if there has been a breach by Parent or Sub of any representation, warranty, covenant or agreement set forth in this Agreement which is material and which such party fails to cure within five (5) business days after notice thereof is given by the Company (except that no cure period shall be provided for a breach by Parent or Sub which by its nature cannot be cured);

          (d) by either party if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable; or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to this Agreement or the transactions contemplated by it by any governmental entity which would make consummation of said transaction illegal; or

          (e) if the Merger shall not have been approved by the requisite votes of the Company Shareholders in accordance with the California Code.

     6.2 Effect of Termination. In the event of a valid termination of this Agreement as provided in Section 6.1 above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Sub or the Company, or their respective officers, directors or stockholders or Affiliates; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 4.3, 4.4, 6.2 and 7.2(c) and the applicable definitions set forth in Article 9 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     6.3 Amendment. Except as is otherwise required by applicable law after the Company Shareholders approve the Merger and this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     6.4 Extension; Waiver. At any time prior to the Effective Time, Sub and the Company may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 7
                                 Indemnification

     7.1 Release of Indemnification Shares. No later than the date on which the Earn-Out Criteria have been satisfied or the Earn-Out Payment is due in accordance with Section 1.7(b)(the "Release Date"), Parent shall issue to each former Company Shareholder entitled to such shares, such former Company Shareholder's pro-rata portion of the Indemnification Shares pursuant to the terms set forth in this Article 7, less any Indemnification Shares withheld by Parent for Damages pursuant to this Article 7. Notwithstanding the foregoing, a portion of the Indemnification Shares, which, in the reasonable judgment of Parent, subject to the objection of the Shareholders' Agent and the subsequent arbitration of the matter in the manner provided in Section 7.4(d) hereof, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (the "Indemnification Hold Back") theretofore delivered to the Shareholders' Agent prior to the Release Date with respect to facts and circumstances existing prior to such Release Date, shall not be issued until such claims have been resolved.

     7.2 Indemnification by the Company Shareholders.

          (a) All representations and warranties made by the Company herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect for a period of twelve (12) months after the Effective Date (the "Survival Period").

          (b)  Subject  to the  limitations  set  forth in this  Article  7, the
     Company Shareholders will indemnify and hold harmless Parent and the Surviving Corporation and its respective officers, directors, agents and employees, and each Person, if any, who controls or may control Parent or the Surviving Corporation within the meaning of the Securities Act (hereinafter referred to individually as a "Shareholder Indemnified Person") from and against any and all losses, costs, damages, liabilities and expenses, including, without limitation reasonable legal fees, (net of any recoveries under existing insurance policies, Tax benefit received by any Shareholder Indemnified Person or its Affiliates as a result of such damages, indemnities from third parties or in the case of third party claims, by any amount actually recovered by a Shareholder Indemnified
     Person pursuant to counterclaims made by any of them directly relating to the facts giving rise to such third party claims) (collectively, "Damages") arising out of any breach of the representations, warranties, covenants and agreements given or made by the Company in this Agreement, the Company Disclosure Schedule or any applicable exhibit or schedule to this Agreement. The Shareholder Indemnified Persons shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer.

     Notwithstanding the foregoing, Parent shall be entitled to indemnification hereunder only if the aggregate amount of Damages suffered by Parent exceeds $50,000 and then only to the extent of the Indemnification Shares. The Company Shareholders shall not have any liability under this Agreement whatsoever in excess of the Indemnification Shares.

          (c) Nothing in this Agreement shall limit the liability (i) of the Company for any breach of any representation, warranty or covenant if the Merger does not close, or (ii) of any Company Shareholder in connection with any breach by such shareholder of the Irrevocable Proxy.

     7.3 Officer's Certificate. Notwithstanding Section 7.2, Parent may not withhold any Indemnification Shares with respect to the indemnification obligations of the Company Shareholders set forth in Section 7.2 unless and until an Officer's Certificate or Certificates identifying the requirements of
Section 7.4 and identifying Damages has been delivered to the Shareholders' Agent as provided in Section 7.4 below and such amount is determined pursuant to this Article 7 to be payable, in which case, and subject to the limitations contained elsewhere in this Article 7, Parent shall withhold Indemnification Shares equal in value to the amount of Damages, and the Earn-Out Payment payable, if any, to the former Company Shareholders shall be offset by such shares.

     7.4 Claims Upon Indemnification Shares.

          (a) Delivery of Officer's Certificate. In the event that Parent wishes to make a claim on the Indemnification Shares, then on or before the last day of the Survival Period, Parent shall deliver to the Shareholders' Agent a certificate signed by an executive officer of Parent (an "Officer's Certificate") specifying, in reasonable detail, (i) the nature of the misrepresentation, breach of warranty or claim to which such item is related; (ii) the individual items and amounts of Damages incurred by the Shareholder Indemnified Person or an estimate of amounts of Damages anticipated to be incurred by the Shareholder Indemnified Person related to a claim, as determined in the reasonable judgment of Parent; and (iii) the date on which each such item was paid, or properly accrued or arose.

          (b) No Objections to Claims. For a period of forty-five (45) days after delivery of an Officer's Certificate to the Shareholders' Agent, the Shareholders' Agent may deliver to Parent a written objection to the claim made in the Officer's Certificate. If no objection has been delivered by the Shareholders' Agent after the expiration of such forty-five (45) day period, Parent may deduct from the total number of Indemnification Shares that number of Indemnification Shares having a value equal to the amount of the Damages set forth in the Officer's Certificate. For the purpose of compensating Parent for its Damages pursuant to this Agreement, each Indemnification Share shall be valued at the Average Price.

          (c) Objections to Claims. In case the Shareholders' Agent shall so object in writing to any claim or claims made by Parent in any Officer's Certificate, Parent shall have forty-five (45) days to respond in a written statement to the objection of the Shareholders' Agent. If after such forty-five (45) day period there remains a dispute as to any claims, the Shareholders' Agent and Parent shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

          (d) Arbitration. If no such agreement can be reached after good faith negotiation, either Parent or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three (3) arbitrators. Within fifteen (15) days after such written notice is sent, Parent and the Shareholders' Agent shall each select one (1) arbitrator, and the two (2) arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and the parties shall be entitled to act in accordance with such decision.

          (e) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Seattle, Washington under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 7.4(e), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the non-prevailing party unless the arbitrators award Parent more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Company Shareholders shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

     7.5 Shareholders' Agent.

          (a) Roy Berelowitz shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Company Shareholders to give and receive notices and communications, to authorize release to Parent of the Indemnification Shares (or some portion thereof) in satisfaction of claims by Parent, to object to such releases, to agree to, negotiate, defend, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Indemnification Shares from time to time upon not less than ten (10) days' prior written notice to Parent. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services, but shall be entitled to reimbursement from Parent of reasonable and documented out-of-pocket expenses (including reasonable legal fees) in an aggregate amount not to exceed $20,000. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Company Shareholders.

          (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

          (c) The Shareholders' Agent shall have reasonable access to information about Parent and the Surviving Corporation and the reasonable assistance of Parent's and the Surviving Corporation's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Parent or the Surviving Corporation to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

          (d) Parent acknowledges that Roy Berelowitz may have a conflict of interest with respect to his duties as Shareholders' Agent, and in such regard will act in the best interests of the Company Shareholders.

     7.6 Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all the Company Shareholders regarding the Indemnification Shares and shall be final, binding and conclusive upon each such Company Shareholder, and Parent may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act consent or instruction of each and every such Company Shareholder. Parent is hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act consent or instruction of the Shareholders' Agent.

     7.7 Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Indemnification Shares, Parent shall immediately notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Company Shareholders shall be entitled, at their expense, to participate in any defense of such claim. Parent may not effect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under this Article 7 to the amount of any claim by Parent against the Indemnification Shares for indemnity with respect to such settlement.

                                   ARTICLE 8
                            MISCELLANEOUS PROVISIONS

     8.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or sent by internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

          If to Parent or Sub to:

             1110 - 1175 Douglas St.
             Victoria, British Columbia
             Canada  V8W 2E1
             Facsimile No.:  (250) 475-2281
             Attn:    Chief Executive Officer

          with a copy (which shall not constitute notice) to:

             Dorsey & Whitney LLP
             1420 Fifth Avenue, Suite 3400
             Seattle, Washington  98101
             Facsimile No.:  (206) 903-8820
             Attn:    Randal Jones, Esq.

          If to the Company to:

             505 N. Tustin Avenue
             Suite 216
             Santa Ana, CA  92705
             Facsimile No.:  (714) 664-0459
             Attn:    Roy Berelowitz

          with a copy (which shall not constitute notice) to:

             Brobeck, Phleger & Harrison LLP
             38 Technology Drive
             Irvine, California  92618
             Facsimile No.:  (949) 790-6301
             Attn:    Ethan D. Feffer, Esq.

     All such notices, requests and other communications will (a) if delivered personally or by internationally recognized courier service to the address as provided in this Section 8.1, be deemed given upon delivery or, (b) if delivered by facsimile transmission to the facsimile number as provided for in this
Section 8.1, be deemed given upon facsimile confirmation. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     8.2 Entire Agreement. This Agreement and the exhibits and schedules hereto, including the Company Disclosure Schedule and the Sub Disclosure Schedule, constitute the entire Agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     8.3 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the Merger to be satisfied.

     8.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

     8.5 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights on any Person not a party to this Agreement.

     8.6 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     8.7 Headings. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     8.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California, including, without limitation, without giving effect to any other choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     8.10 WAIVER OF TRIAL BY JURY. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION OR PROCEEDING.

     8.11 Construction. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

     8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     8.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except where this Agreement specifically provides for arbitration, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                                   ARTICLE 9
                                   DEFINITIONS

     9.1 Definitions. As used in this Agreement, the following defined terms shall have the meanings indicated below:

          "Administaff Contract" means that certain Client Service Agreement between the Company and Administaff Companies, Inc. dated April 1, 2000.

          "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) ten percent or more of any class of equity securities of that Person or any of its Affiliates or
(ii) ten percent or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) as to a corporation, each director and officer thereof, and as to a partnership, each general partner thereof, and as to a limited liability company, each managing member or similarly authorized person thereof.. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

          "Agreement" means this Agreement and Plan of Merger, including (unless the context otherwise requires) the exhibits and the schedules and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

          "Approval" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

          "Average Price" means the per share average of the closing prices of one share of Parent Common Stock on the on the NASD over-the-counter bulletin board for ten (10) trading days. If the "Average Price" is calculated for purposes of Section 1.7, then the ten (10) trading days shall begin on the date that is ten (10) trading days prior to the date the Earn-Out Payment is required to be made pursuant to Section 1.7. If the "Average Price" is calculated for purposes of Article 7, then the ten (10) trading days shall begin on the business day immediately following the day on which Parent delivers to the Shareholders' Agent the Officer's Certificate with respect to the claim for such Damages.

          "Benefit Plans" means all plans for the benefit of the Company's employees, including but not limited to any employment agreements, executive compensation, fringe benefit, incentive, stock option, performance pay, loan or loan guarantee, plant closing, change of control, equity-based or deferred compensation plans, and any other similar fringe or employee benefit plans, funds, programs or arrangements maintained or contributed to by the Company for the benefit of any officers or employees of the Company.

          "California Code" means the California Corporations Code and all amendments and additions thereto.

          "Certificates" has the meaning ascribed to it in Section 1.11.

          "Certificate of Merger" has the meaning ascribed to it in Section 1.2.

          "Closing"  means  the  closing  of the  transactions  contemplated  by
Section 1.2.

          "Closing Date" has the meaning ascribed to it in Section 1.2.

          "Closing Price" means the average high and low price of the Parent Common Stock on the NASD over-the-counter bulletin board as quoted by Bloomberg.

          "Company" has the meaning ascribed to it in the forepart of this Agreement.

          "Company Common Stock" means the common stock of the Company, no par value per share.

          "Company Disclosure Schedule" means the schedules delivered to Sub by or on behalf of the Company, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by the Company in
Article 2 of this Agreement or otherwise.

          "Company Option(s)" means any Option to purchase any shares of Company Common Stock.

          "Company Shareholder Action" has the meaning ascribed to it in Section 4.2.

          "Company Shareholders" means and includes all the shareholders of the Company as of the date of this Agreement.

          "Company Stock Plan" means the 2000 Stock Option/Stock Issuance Plan.

          "Contract" means any contract, agreement or other business arrangement (whether oral or written) including:

               (a) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $50,000 over the life of the contract;

               (b) any  mortgage,  promissory  note,  loan  agreement  or  other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

               (c) any contract for capital expenditures in excess of $50,000 in the aggregate;

               (d) any contract limiting the freedom of the Company to engage in any line of business or to compete with any other Person or any confidentiality, secrecy or non-disclosure contract;

               (e) any contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

               (f) any contract with any Person with whom the Company does not deal at arm's length;

               (g) any contract that is not terminable by the Company upon 30 days (or less) notice by the Company without penalty or obligation to make payments based on such termination; or

               (h)  any  agreement  of  guarantee,   support,   indemnification,
          assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

          "Corporate    Transaction"    means    either    of   the    following
shareholder-approved transactions:

               (a) a merger or consolidation in which securities possessing more than seventy-five percent (75%) of the total combined voting power of the outstanding securities are transferred to a Person or Persons different from the Persons holding those securities immediately prior to such transaction, or

               (b)  the  sale,   transfer  or  other   disposition   of  all  or
          substantially all of the assets of a Person.

          "Dissenting Shares" has the meaning ascribed to it in Section 1.10.

          "Earn-Out Payment" has the meaning ascribed to it in Section 1.7.

          "Earn-Out Criteria" means the criteria set forth on Appendix 1.7(a).

          "Effective Time" has the meaning ascribed to it in Section 1.2.

          "Environmental Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

          "Exchange Ratio" shall mean 0.0456093.

          "Financial Statements" has the meaning ascribed to it in Section 2.10.

          "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

          "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the National Association of Securities Dealers.

          "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental Laws.

          "Income Tax" means (a) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, excluding any Other Tax, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign); or (b) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. ss.1.1502-6 or comparable provisions of any Taxing Authority in respect of a Tax Return of a Relevant Group or any Contract.

          "Indemnification Hold Back" has the meaning ascribed to it in Section 7.1.

          "Indemnification Shares" means those shares of Parent Common Stock issuable to the Company Shareholders pursuant to Section 1.7 that shall be available to compensate Parent for certain damages as provided in Article 7. To the extent not used for such purposes, such Indemnification Shares shall be issued, all as provided in Article 7 hereof. The number of Indemnification Shares shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, reclassification, recapitalization or other like change with respect to Parent Common Stock.

          "Intellectual Property" has the meaning ascribed to it in Section 2.7(a).

          "Internal Revenue Code" and "IRC" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Lien" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

          "material adverse effect" means that such event, change or effect is, individually or in the aggregate, materially adverse to the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of a Person or the ability of the Person to consummate the Merger and the other transactions contemplated by this Agreement.

          "Merger" has the meaning ascribed to it in Recital A to this Agreement.

          "Nevada Law" means the Nevada Revised Statutes and all amendments and additions thereto.

          "Observer" has the meaning ascribed to it in Section 4.6.

          "Officer's Certificate" has the meaning ascribed to it in Section 7.4.

          "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (a) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (b) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

          "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "Other Tax" means any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, customs, duties, severance, windfall profit or license tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign).

          "Parent" has the meaning ascribed to it in the forepart of this Agreement.

          "Parent Common Stock" has the meaning ascribed to it in Recital B to this Agreement.

          "Parent Disclosure Schedule" has the meaning ascribed to it in the forepart of Article 3.

          "Parent Option Plan" has the meaning ascribed to it in Section 3.2(d).

          "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "Proprietary Information" has the meaning ascribed to it in Section 2.7(a).

          "Release Date" has the meaning ascribed to it in Section 7.1.

          "Section" or "Sections" refers to any section or sections of this Agreement or the Internal Revenue Code, as the context requires.

          "Securities Act" has the meaning ascribed to it in Section 1.14.

          "Shareholder Certificate" has the meaning ascribed to it in Section 4.1(a).

          "Sub" has the meaning ascribed to it in the forepart of this Agreement.

          "Survival Period" has the meaning ascribed to it in Section 7.2(a).

          "Surviving Corporation" has the meaning ascribed to it in Section 1.1.

          "Tax" or "Taxes" means Income Taxes and/or Other Taxes, as the context requires.

          "Tax Returns" means any return, declaration, report, information return, schedule, claim for refund, certificate, statement or other document relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of the forgoing Tax Returns.

          "Taxing Authority" means, without limitation, any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

          "Third Party Expenses" has the meaning ascribed to it in Section 4.4.

     9.2 Construction.

          (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively,
     (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to exhibits, such reference shall be to an exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. The term "party" or "parties" when used herein refer to Sub, on the one hand, and the Company, on the other.

          (b) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person, and (iii) in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after due inquiry. For this purpose, "due inquiry" with respect to any matter means inquiry of and consultations with (A) the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as such officers and directors, (B) other employees of and the advisors to such Person, including legal counsel and outside auditors who have principal responsibility for the matter in question or are otherwise likely to have information relevant to the matter, and (C) the stockholders owning more than 10% of the equity interests, by vote or value, of such Person.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.


WORLDBID CORPORATION                          REQUESTAMERICA.COM, INC.
a Nevada corporation                          a California corporation


By: /s/ Barry Alexander                       By: /s/ Roy Berelowitz (initialed)
    ---------------------------                   ---------------------------
    Name:  Barry Alexander                        Name:  Roy Berelowitz
    Title: Secretary                              Title: President


WORLDBID (ACQUISITION) CORPORATION,
a Nevada corporation


By: /s/ Barry Alexander
    ---------------------------
    Name:  Barry Alexander
    Title: Secretary













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